Exhibit 21.1

SUBSIDIARIES OF

REINSURANCE GROUP OF AMERICA, INCORPORATED

RGA International Corporation (Nova Scotia ULC)

RGA Life Reinsurance Company of Canada, Federal corporation

RGA Australian Holdings Pty, Limited, Australian corporation

      RGA Reinsurance Company of Australia Limited, Australian corporation

RGA Holdings Limited, United Kingdom corporation

      RGA UK Services Limited (formerly RGA Managing Agency Limited, United Kingdom corporation)

      RGA Capital Limited, United Kingdom corporation

      RGA Reinsurance (UK) Limited, United Kingdom corporation (Dissolved and business transferred to RGA

      International Reinsurance Company, Ireland corporation, on January 1, 2012)

      RGA Services India Private Limited, Indian corporation

Reinsurance Company of Missouri, Incorporated, Missouri corporation

      RGA Reinsurance Company, Missouri corporation

            Reinsurance Partners, Inc., Missouri corporation

      Parkway Reinsurance Company, Missouri corporation

      Timberlake Financial, L.L.C., Delaware corporation

            Timberlake Reinsurance Company II, South Carolina corporation

RGA Reinsurance Company (Barbados) Ltd., Barbados corporation

      RGA Financial Group, L.L.C. – 55% owned by RGA Reinsurance Company (Barbados) Ltd. and 45%

            owned by Reinsurance Group of America, Incorporated

RGA Americas Reinsurance Company, Ltd., Barbados corporation

RGA Atlantic Reinsurance Company, Ltd., Barbados corporation

RGA Worldwide Reinsurance Company, Ltd., Barbados corporation

RGA Global Reinsurance Company, Ltd., Bermuda corporation

RGA South African Holdings (Pty) Limited, South African corporation

      RGA Reinsurance Company of South Africa, Limited, South African corporation

RGA International Reinsurance Company, Ireland corporation

RGA Capital Trust I, Delaware statutory business trust

RGA Technology Partners, Inc., Missouri corporation

RGA International Services Pty, Ltd., Australian corporation

      RGA International Division Sydney Office Pty. Ltd, Australian corporation

Manor Reinsurance, Ltd., Barbados corporation

Rockwood Reinsurance Company, Missouri corporation

RGA Reinsurance Company Middle East Limited, Dubai corporation

RGA Services (Singapore) Ptc. Ltd., Singapore corporation